UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2025

VIP Play, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56290	85-0738656
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8400 W. Sunset Rd., Suite 300, Las Vegas, Nevada	89113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 783-9435

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)	Previous Independent Accountants

VIP Play, Inc. (the “Company,” “us,” “our”) dismissed Grassi & Co., CPAs, P.C. (“Grassi”) as our independent registered public accounting firm, effective October 15, 2025. The decision to change accountants was approved by our board of directors.

The audit report of Grassi on our balance sheet as of June 30, 2025 and 2024, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended June 30, 2025 and the related notes (“Audit Period”) did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report for each year ended June 30, 2025 and 2024 contained an explanatory paragraph with respect to the substantial doubt about the Company’s ability to continue as a going concern.

Our annual report for the Audit Period does not include an attestation report of Grassi regarding internal control over financial reporting. Management’s report was not subject to attestation by Grassi pursuant to Section 989G of the Dodd-Frank Wall Street Reform and Consumer Protection Act that permits an emerging growth company to provide only management’s report in the annual report. Therefore, Grassi was not engaged to examine management’s assertion about the effectiveness of our internal control over financial reporting at June 30, 2025 included in Item 9A of our Form 10-K filing.

During the Audit Period and subsequent interim period through September 30, 2025, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with Grassi on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grassi, would have caused Grassi to make reference to the subject matter of the disagreements in its reports.

During the Audit Period and subsequent interim period through September 30, 2025, there were the following “reportable events” (as such term is defined in Item 304 of Regulation S-K). As disclosed in Part II, Item 9A of our Form 10-K for the year ended June 30, 2025 and 2024, our management determined that our internal controls over financial reporting were not effective as of the end of such period due to the existence of material weaknesses including limited segregation of duties due to the size of the accounting staff and insufficient review controls over certain complex accounting estimates. These material weaknesses have not been remediated as of the subsequent interim period through September 30, 2025. Other than described above, during the Audit Period and the subsequent interim period through September 30, 2025, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Grassi with a copy of this Current Report on Form 8-K and requested that Grassi furnish us with a letter addressed to the Securities and Exchange Commission (the “Letter”) stating whether or not they agree with the statements made above. A copy of the Letter is attached to this Current Report on Form 8-K as Exhibit 16.1.

(b)	New Independent Accountants

On October 15, 2025, we engaged Frank, Rimerman + Co. LLP (“Frank Rimerman”) as our independent registered public accounting firm, effective immediately. As such, Frank Rimerman will: (i) conduct review engagements on our quarterly financial statements for the quarterly periods ending September 30 and December 31, 2025, and March 31, 2026; (ii) audit our financial statements for the year ended June 30, 2026; and (iii) on an ongoing basis thereafter.

During the Audit Period and the subsequent interim period through September 30, 2025, neither us nor anyone on our behalf consulted with Frank Rimerman with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to us nor oral advice was provided that Frank Rimerman concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation SK).

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
16.1	Letter dated October 20, 2025 from Grassi & Co., CPAs, P.C. to the Securities and Exchange Commission
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2025	VIP PLAY, INC.

	By:	/s/ Les Ottolenghi
Les Ottolenghi, CEO

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